Exhibit 99.1

Envestnet Reports First Quarter 2018 Financial Results

Chicago, IL — May 9, 2018 — Envestnet (NYSE: ENV), a  leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its quarter ended March 31, 2018.

	Three Months Ended
Key Financial Metrics	March 31,		%
(in millions except per share data)	2018	2017	Change
GAAP:
Total Revenues	$198.0	$157.8	25%
Net income (loss)	8.0	(13.1)	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.:	$ 0.17	$ (0.30)	n/m

Non-GAAP:
Adjusted EBITDA(1)	$32.8	$25.8	27%
Adjusted Net Income(1)	17.7	11.5	53%
Adjusted Net Income per Diluted Share(1)	$ 0.37	$ 0.25	48%

n/m - Not meaningful

“Envestnet’s growth continued in the first quarter, with revenues, adjusted EBITDA and adjusted earnings per share exceeding our expectations,” said Jud Bergman, Chairman and CEO. “Our top- and bottom-line growth benefited from solid operating performance and the inclusion of results from FolioDynamix, which we acquired in January.”

“We are off to a solid start in 2018, as we enhance our operating system for wealth management that connects advisors, enterprises, clients and service providers, and enables better financial outcomes through better intelligence,” concluded Mr. Bergman.

Financial Results for the First Quarter of 2018:

The Company’s financial results for the first quarter of 2018 include FolioDynamix, which was acquired on January 2, 2018.

Total revenues increased 25% to $198.0 million in the three months ended March 31, 2018 from $157.8 million in the three months ended March 31, 2017. FolioDynamix’s revenues were $17.5 million in the three months ended March 31, 2018. The Company’s total revenues in the three months ended March 31, 2018 were negatively impacted by $3.6 million due to the adoption of ASU 2014-09. Excluding the effect of these items, total revenues grew 17% in the three months ended March 31, 2018 compared to the prior year period.

Asset-based revenues, which were 61% and 60% of total revenues for the first quarter of 2018 and 2017, respectively, increased 29% from the prior year period. Subscription-based revenues increased 20% from the prior year period. Professional services and other non-recurring revenues increased 25% from the prior year period.

Total operating expenses for the first quarter of 2018 increased 23% to $198.7 million from $161.1 million in the prior year period. Cost of revenues increased 28% to $62.9 million for the first quarter of 2018 from $49.2 million for the first quarter of 2017. Compensation and benefits increased 27% to $83.5 million for the first quarter of 2018 from $65.5 million for the prior year period. Compensation and benefits were 42% of total revenues for the first quarter of 2018, consistent with the prior year period. General and administration expenses increased 7% to $32.7 million for the first quarter of 2018 from $30.5 million for the prior year period. General and administrative expenses were 17% of total revenues for the first quarter of 2018 compared to 19% for the prior year period.

Loss from operations was $0.7 million for the first quarter of 2018 compared to a loss of $3.4 million for the first quarter of 2017. Net income was $8.0 million for the first quarter of 2018 compared to a loss of

$13.1 million for the first quarter of 2017. Net income per diluted share attributable to Envestnet, Inc. was $0.17 per diluted share for the first quarter of 2018 compared to a loss of $0.30 per diluted share for the first quarter of 2017.

Adjusted EBITDA(1) for the first quarter of 2018 increased 27% to $32.8 million from $25.8 million for the prior year period. Adjusted Net Income(1) increased 53% for the first quarter of 2018 to $17.7 million from $11.5 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the first quarter of 2018 increased 48% to $0.37 from $0.25 in the first quarter of 2017.

Outlook

The Company provided the following outlook for the second quarter ended June 30, 2018 and full year ended December 31, 2018. This outlook is based on the market value of assets on March 31, 2018.

In Millions Except Adjusted EPS	2Q 2018			FY 2018
GAAP:
Revenues:
Asset-based	$116.5	-	$118.5		-
Subscription-based	72.5	-	73.0		-
Total recurring revenues	$189.0		$191.5
Professional services and other revenues	8.0	-	8.5		-
Total revenues	$197.0	-	$200.0	$811.0	-	$821.0

Cost of revenues	$66.5	-	$68.0		-
Net Income		-			-

Diluted shares outstanding		47.5			-
Net Income per Diluted Share		-			-

Non-GAAP:
Adjusted EBITDA(1)	$32.5	-	$33.5	$151.0	-	$155.0
Adjusted Net Income per Diluted Share(1)		$ 0.37		$ 1.78	-	$ 1.83

The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss first quarter 2018 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (800)  263-0877, or for international callers (323) 794-2094. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 1658083. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology enhances advisor productivity and strengthens the wealth management process. Envestnet empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data

analytics platform powering dynamic, cloud-based innovation for digital financial services. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software for advisors. Envestnet | Retirement Solutions provides retirement advisors with an integrated platform that combines leading practice management technology, research and due diligence, data aggregation, compliance tools, fiduciary solutions and intelligent managed account solutions.

More than 87,000 advisors and 3,000 companies including: 16 of the 20 largest U.S. banks, 39 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation related expense, foreign currency, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income (loss) before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, litigation related expense, foreign currency,  non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income.

“Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 8-9 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the second quarter and full year of 2018, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that the anticipated benefits of the Company’s acquisition of FolioDynamix will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry,  our reliance on a limited number of clients for a material portion of our revenue, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications (“FinApps”), compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations, and management’s response to these factors.  More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 9, 2018 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$43,965	$60,115
Fees receivable, net	66,614	51,522
Prepaid expenses and other current assets	24,961	19,470
Total current assets	135,540	131,107

Property and equipment, net	40,038	35,909
Internally developed software, net	25,080	22,174
Intangible assets, net	327,162	222,731
Goodwill	530,027	432,955
Other non-current assets	24,282	17,176
Total assets	$1,082,129	$862,052

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$110,598	$105,897
Accounts payable	18,067	11,097
Contingent consideration	2,173	2,115
Deferred revenue	27,493	21,246
Total current liabilities	158,331	140,355

Convertible Notes	160,638	158,990
Revolving credit facility	261,168	81,168
Contingent consideration	690	666
Deferred revenue	9,883	12,047
Deferred rent and lease incentive	16,650	15,185
Deferred tax liabilities, net	1,291	969
Other non-current liabilities	16,538	15,102
Total liabilities	625,189	424,482

Redeemable units in ERS	900	900

Equity:
Stockholders’ equity	454,871	436,272
Non-controlling interest	1,169	398
Total liabilities and equity	$1,082,129	$862,052

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenues:
Asset-based	$121,153	$94,162
Subscription-based	69,695	57,910
Total recurring revenues	190,848	152,072
Professional services and other revenues	7,163	5,714
Total revenues	198,011	157,786

Operating expenses:
Cost of revenues	62,934	49,226
Compensation and benefits	83,540	65,532
General and administration	32,729	30,547
Depreciation and amortization	19,546	15,835
Total operating expenses	198,749	161,140

Loss from operations	(738)	(3,354)
Other expense, net	(5,254)	(5,483)
Loss before income tax provision (benefit)	(5,992)	(8,837)

Income tax provision (benefit)	(13,994)	4,298

Net income (loss)	8,002	(13,135)
Add: Net loss attributable to non-controlling interest	102	—
Net income (loss) attributable to Envestnet, Inc.	$8,104	$(13,135)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$0.18	$(0.30)

Diluted	$0.17	$(0.30)

Weighted average common shares outstanding:
Basic	44,782,982	43,362,037

Diluted	47,145,560	43,362,037

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$8,002	$(13,135)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	19,546	15,835
Deferred rent and lease incentive	385	182
Provision for doubtful accounts	461	82
Deferred income taxes	(17,923)	2,684
Stock-based compensation expense	8,495	7,458
Non-cash interest expense	3,209	3,522
Accretion on contingent consideration and purchase liability	101	156
Payments of contingent consideration	-	(357)
Loss allocation from equity method investment	660	285
Loss on disposal of fixed assets	10	-
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables	(10,191)	(545)
Prepaid expenses and other current assets	(3,665)	(3,932)
Other non-current assets	(2,461)	543
Accrued expenses and other liabilities	(17,404)	(8,758)
Accounts payable	1,594	865
Deferred revenue	7,056	2,619
Other non-current liabilities	1,372	1,140
Net cash provided by (used in) operating activities	(753)	8,644

INVESTING ACTIVITIES:
Purchase of property and equipment	(4,988)	(4,007)
Capitalization of internally developed software	(4,599)	(2,091)
Acquisition of business	(178,583)	-
Net cash used in investing activities	(188,170)	(6,098)

FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	195,000	25,000
Payments on revolving credit facility	(15,000)	-
Payment of Term Notes	-	(33,862)
Proceeds from exercise of stock options	2,404	1,900
Payments of definite consideration	-	(445)
Payments of contingent consideration	-	(1,929)
Purchase of treasury stock for stock-based tax withholdings	(9,296)	(6,650)
Issuance of restricted stock	2	3
Net cash provided by (used in) financing activities	173,110	(15,983)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(109)	324

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(15,922)	(13,113)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	62,115	54,592

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$46,193	$41,479

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the consolidated balance sheet:
Current Assets:
Cash and cash equivalents	$43,965	$60,115
Restricted cash included in prepaid expenses and other current assets	2,228	2,000
Total cash, cash equivalents and restricted cash	$46,193	$62,115

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017

Total revenues	$198,011	$157,786
Deferred revenue fair value adjustment	4	53
Adjusted revenues	$198,015	$157,839

Net income (loss)	$8,002	$(13,135)
Add (deduct):
Deferred revenue fair value adjustment	4	53
Interest income	(410)	(21)
Interest expense	5,236	4,936
Accretion on contingent consideration and purchase liability	101	156
Income tax provision (benefit)	(13,994)	4,298
Depreciation and amortization	19,546	15,835
Non-cash compensation expense	8,495	7,458
Restructuring charges and transaction costs	2,592	3,378
Severance	2,812	325
Litigation related expense	-	981
Foreign currency and related hedging activity	(232)	290
Non-income tax expense adjustment	(128)	749
Loss allocation from equity method investment	660	285
Loss attributable to non-controlling interest	69	250
Adjusted EBITDA	$32,753	$25,838

Net income (loss)	$8,002	$(13,135)
Income tax provision (benefit) (1)	(13,994)	4,298
Loss before income tax provision	(5,992)	(8,837)
Add (deduct):
Deferred revenue fair value adjustment	4	53
Accretion on contingent consideration and purchase liability	101	156
Non-cash interest expense	1,868	3,522
Non-cash compensation expense	8,495	7,458
Restructuring charges and transaction costs	2,592	3,378
Severance	2,812	325
Amortization of acquired intangibles	13,935	10,585
Litigation related expense	-	981
Foreign currency and related hedging activity	(232)	290
Non-income tax expense adjustment	(128)	749
Loss allocation from equity method investment	660	285
Loss attributable to non-controlling interest	69	250
Adjusted net income before income tax effect	24,184	19,195
Income tax effect (2)	(6,530)	(7,678)
Adjusted net income	$17,654	$11,517

Basic number of weighted-average shares outstanding	44,782,982	43,362,037
Effect of dilutive shares:
Options to purchase common stock	1,396,091	1,744,020
Unvested restricted stock units	966,487	582,641
Diluted number of weighted-average shares outstanding	47,145,560	45,688,698

Adjusted net income per share - diluted	$0.37	$0.25

(1) For the three months ended March 31, 2018 and 2017, the effective tax rate computed in accordance with US GAAP equaled (233.5%) and 48.6%, respectively.

(2) An estimated normalized effective tax rate of 27% and 40% has been used to compute adjusted net income for the three months ended March 31, 2018 and 2017, respectively.

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	Three Months Ended March 31, 2018
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Total revenues	$155,988	$42,023	$-	$198,011
Deferred revenue fair value adjustment	(2)	6	-	4
Adjusted revenues	$155,986	$42,029	$-	$198,015

Income (loss) from operations	$15,861	$(4,409)	$(12,190)	$(738)
Add (deduct):
Deferred revenue fair value adjustment	(2)	6	-	4
Accretion on contingent consideration and purchase liability	101	-	-	101
Depreciation and amortization	11,473	8,073	-	19,546
Non-cash compensation expense	4,054	2,464	1,977	8,495
Restructuring charges and transaction costs	37	200	2,355	2,592
Non-income tax expense adjustment	(128)	-	-	(128)
Severance	2,429	383	-	2,812
Loss attributable to non-controlling interest	69	-	-	69
Adjusted EBITDA	$33,894	$6,717	$(7,858)	$32,753

	Three Months Ended March 31, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Total revenues	$121,318	$36,468	$-	$157,786
Deferred revenue fair value adjustment	29	24	-	53
Adjusted revenues	$121,347	$36,492	$-	$157,839

Income (loss) from operations	$13,511	$(7,708)	$(9,157)	$(3,354)
Add (deduct):
Deferred revenue fair value adjustment	29	24	-	53
Accretion on contingent consideration and purchase liability	156	-	-	156
Depreciation and amortization	6,421	9,414	-	15,835
Non-cash compensation expense	3,674	2,741	1,043	7,458
Restructuring charges and transaction costs	95	-	3,283	3,378
Non-income tax expense adjustment	749	-	-	749
Severance	116	209	-	325
Litigation related expense	-	981	-	981
Other loss	-	-	7	7
Loss attributable to non-controlling interest	250	-	-	250
Adjusted EBITDA	$25,001	$5,661	$(4,824)	$25,838

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except accounts and advisors)

(unaudited)

	As of
	March 31,	June 30,	September 30,	December 31,	March 31,
	2017	2017	2017	2017	2018
	(in millions except accounts and advisors data)
Platform Assets
Assets Under Management (AUM)	$113,544	$122,543	$131,809	$141,518	$143,945
Assets Under Administration (AUA)	248,445	271,450	293,963	308,480	353,379
Subtotal AUM/A	361,989	393,993	425,772	449,998	497,324
Subscription	1,023,146	1,099,775	1,161,893	1,253,528	2,076,382
Total Platform Assets	$1,385,135	$1,493,768	$1,587,665	$1,703,526	$2,573,706
Platform Accounts
AUM	574,132	614,973	652,060	685,925	724,774
AUA	986,554	1,083,417	1,145,050	1,217,697	1,389,489
Subtotal AUM/A	1,560,686	1,698,390	1,797,110	1,903,622	2,114,263
Subscription	4,295,599	4,846,596	4,944,640	5,054,015	7,985,777
Total Platform Accounts	5,856,285	6,544,986	6,741,750	6,957,637	10,100,040
Advisors
AUM/A	36,985	38,498	40,379	40,485	44,790
Subscription	23,189	24,499	24,501	25,566	43,037
Total Advisors	60,174	62,997	64,880	66,051	87,827

The following tables summarize the changes in AUM and AUA for the three months ended March 31, 2018:

In Millions Except Accounts	12/31/2017	FolioDynamix	Gross Sales	Redemp- tions	Net Flows	Market Impact	3/31/2018

Assets under Management (AUM)	$141,518	$8,736	$15,775	$(19,976)	$(4,201)	$(2,108)	$143,945
Assets under Administration (AUA)	308,480	33,182	43,873	(28,223)	15,650	(3,933)	353,379
Total AUM/A	$449,998	$41,918	$59,648	$(48,199)	$11,449	$(6,041)	$497,324

Fee-Based Accounts	1,903,622	136,294			74,347		2,114,263

The above AUM/A gross sales figures include $23.4 billion in new client conversions. The Company onboarded an additional $10.6 billion in subscription conversions during the first quarter, bringing total conversions for the quarter to $34.0 billion.

As of March 31, 2018, subscription metrics include assets, accounts and advisors associated with Envestnet | Tamarac performance reporting, where applicable. Previously, Envestnet | Tamarac’s metrics were limited to those associated with its rebalancer solution. Prior period metrics have been conformed to the new definition in the tables shown above.

The above metrics as of and for the quarter ended March 31, 2018 include FolioDynamix, which the Company acquired on January 2, 2018. Detailed metrics for FolioDynamix as of January 2, 2018 include:

FolioDynamix	Assets	Accounts	Advisors
AUM	$8,736	57,163
AUA	33,182	79,131
AUM/A	41,918	136,294	3,838
Subscription	796,545	2,796,878	15,308
Total Platform	$838,463	2,933,172	19,146